UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: March 20, 2020
(Date of earliest event reported)
Hornbeck Offshore Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)
(985) 727-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value	HOS	New York Stock Exchange
Common Stock, $0.01 par value	HOSS	OTCQB
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with Compensation Committee approval of March 20, 2020, on March 25, 2020, the Company paid each named executive officer his incentive compensation award for the first quarter of 2020, at 52% of target, based on achievement of the designated performance metrics for such quarter. Further pursuant to such approval, the Compensation Committee, following extensive consultation with the Company’s legal and compensation advisors, replaced the named executive officers’ incentive compensation plan for the last three quarters of 2020 with a retention bonus arrangement, as the unprecedented economic environment (caused by the ongoing COVID-19 pandemic and the precipitous decline in oil prices resulting from the world-wide oil price war initiated by Russia and Saudi Arabia) made the use of traditional performance metrics and the establishment of meaningful performance goals unviable. Under the foregoing retention bonus arrangement, each of our named executive officers was paid a retention bonus on March 25, 2020, in an amount equal to (i) 263% of base salary for our President and Chief Executive Officer and (ii) 169% of base salary for each of our other named executive officers. All of the named executive officers received approximately 88% of what was originally their target annual incentive compensation amount under the February 2020 awards. Importantly, each named executive officer’s retention bonus is subject to a clawback, whereby he would have to repay a designated percentage of the after-tax value of the retention bonus if he voluntarily resigns or is terminated by the Company for “good cause” (as defined and described his employment agreement) prior to June 30, 2021, determined as follows: (i) 100%, if such termination occurs on or before December 31, 2020, and (ii) 50%, if such termination occurs after December 31, 2020 but before June 30, 2021. The retention bonus amounts, together with the clawback provisions, ensure the stability and continuity of the key members of the management team during a critical time for the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: March 26, 2020	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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